CLEARING AGREEMENT

                                U.S.Clearing (sm)

                      A Division of Fleet Securities, Inc
                      Member New York Stock Exchange, Inc




March 13, 2000

America First Associates Corp.
415 Madison Ave
3rd Floor
New York NY 10017

Gentlemen:

     We understand that you, America First Associates Corp, ("AFA", " Correspondent" or "Introducing Broker") propose to offer all individuals who desire to establish an account with you a facility pursuant to which customers through such account may purchase and sell securities. U.S. Clearing is a division of Fleet Securities, Inc. ("USC"), a registered broker-dealer and a member firm of the New York Stock Exchange, Inc. ("NYSE") and other national securities exchanges. You propose that this facility would be made available through customer accounts ("Accounts") which would be opened with us by you as agent for each of your customers. You agree that all your Accounts, both customer and proprietary, whether cash, margin or delivery vs. payment, will be introduced to USC on a fully disclosed basis. All orders to buy or sell securities (other than options), whether equity or debt, may be executed away from USC but will be cleared through USC regardless of where executed. In the event AFA does option transactions, AFA agrees that all option transactions will be placed exclusively with, effected and executed by, and cleared through USC. It is agreed and understood that all dealings between us are pursuant to applicable rules of the NYSE, Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc., ("NASD"), and such other designated examining authority having primary jurisdiction for our two firms. It is also agreed and understood that you are, and during the term of this Agreement will remain, a duly registered broker-dealer in good standing and properly licensed under the SEC, the NASD, and applicable state regulations and that you will register both the firm and your account executives in the respective states in which you intend to transact business. If such registration or licensing as a broker-dealer is to be terminated, you agree to notify us in writing promptly after you have first become aware of such facts.
     This letter sets forth our Agreement with respect to the Accounts to be established by us for the securities transactions of, and custodial services for, your customers and yourselves.








                                                            Rev. 7/19/99 - EA

26 BROADWAY - NEW YORK, NY 10004-1798 - (212) 747-1400 - (800) 221-3524

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We hereby agree as follows:

1. Customer Accounts

     You will obtain from each customer desiring to establish an Account the personal information concerning the Account which we may require in the format necessary to input to our computer system. You will also have your representative obtain from the customer a customer information statement in the form previously agreed to by us which information statement shall contain but which is not limited to,, an explanation of the customer's investment objectives. You will make such information statement available to us for our permanent records upon our request. In accordance with NYSE Rule 382, we will notify each customer, subsequent to the establishment of an Account with us, of the existence of this Agreement and of the allocation of the functions that will affect the Account.
     You will be completely and solely responsible for all Compliance, Supervisory and Internal Audit functions as they relate to your officers, partners, employees, agents, associates and introduced customer and proprietary Accounts. Upon our request you will promptly provide USC with a complete copy of your most recent audit report as prepared by the NYSE, SEC, NASD and/or any other designated examining authority having primary jurisdiction for your firm.
     You will be responsible for complying with the NASD's Rules of Fair Practice regarding options, those of the Options Clearing Corporation, and to the applicable rules of such other designated examining authority having primary jurisdiction for our two firms. You agree that you will be familiar with all the applicable option rules and that you will qualify appoint and maintain a Senior Registered Options Principal ("SROP") whose responsibilities will include ensuring that the options rules are observed, suitability standards are applied and due diligence exercised in the approval of customer Accounts for option transactions. Through your SROP you agree to approve the customer information and option agreements and to ensure that each customer has been furnished with the current risk disclosure document prior to the initial option transactions.
     You are solely responsible for the supervisory review of any Accounts over which your officers, partners, employees, or agents have discretionary authority pursuant to the applicable rules of the NYSE, NASD, SEC or such other designated examining authority having primary jurisdiction for our two firms. You will furnish us with properly executed power of attorney forms for discretionary Accounts handled by you or any other third parties. You hereby agree to indemnify and hold USC harmless against all losses, costs or expenses including reasonable attomey's fees, suffered or incurred by us directly or indirectly as a result of any liabilities or claims alleging the exercise by you or your partners, officers or employees, or agents of discretionary authority over Accounts.
     You acknowledge that you are familiar with Rules 405 and 721 of the NYSE and the applicable rules of the NASD which require you to adequately "know your customer", his/her investment objectives and to observe the suitability requirements of such rules. You will follow the guidelines of such rules in the introduction of customers to us for the purpose of our opening Accounts and you are to accept no Account until you have completed the

                                       2                   Rev. 7/19/99 - EA
customer information statement and made credit reference checks and have exercised due diligence to learn, and on a continuing basis to know, the essential facts with respect to each customer who desires to establish an Account. You also warrant that each Account shall not be such as to come under any prohibition referred to in Rule 407 of the NYSE (Accounts for employees of the NYSE, brokerage firms or banks,) nor will such Accounts you open be in violation of the rules of the NASD, SEC, or such other designated examining authority having primary jurisdiction for our two firms, and no customer who establishes an Account shall be a minor or such person as comes within the prohibitions of law. You shall herewith indemnify USC from any and all claims alleging the unsuitability of transactions effected in introduced Accounts, claims of "churning"
(excessive trading), and/or misrepresentation or fraud.
     You, as the introducing firm, agree to establish and maintain a program of supervision and compliance consistent with applicable requirements of the NYSE, SEC, NASD, and/or any other designated examining authority having primary Jurisdiction for your firm. You represent that one or more of your officers have been delegated with supervisory responsibility for all of your accounts and employees and you have established and implemented written supervisory procedures to ensure that the conduct of Accounts introduced to USC comply with applicable federal, state and self-regulatory laws, requirements and rules. You shall also be responsible and you agree to indemnify USC for any loss, liability, damage, expense or claim which our firm may incur because of the failure or neglect of your organization or its officer, managers, and designees to adequately discharge their supervisory responsibilities.
     You warrant and indemnify USC against loss resulting from any legal action or claim arising from the improper conversion of customer securities or funds through theft, fraud or deception, which actions were committed by anyone in your employ, your customers, or anyone otherwise affiliated with you.
     You warrant the proper and legal ownership of all moneys and securities introduced to USC for credit to any Account established for your customers or yourselves.
     We will give no investment advice and will not be held responsible for the investment results of any transaction arising from any advice given by you to your clients. You shall be responsible to supervise and review orders and transactions of your customers, and any claims or charges made by any client alleging the failure to supervise your employees' actions and customer accounts shall be your responsibility to make amends. Nothing in this agreement shall be construed to be a joint venture or partnership of any kind between your firm and usc.
     Upon our request you will make available to us, prior to the execution of this Agreement, a complete run of current statements for the Accounts of your customers.
     We reserve the absolute right to reject any customer, any Account or any transaction, and to refuse to establish any Account which you may tender to us, if in our opinion such action is necessary for our protection. No action taken by us or any of our employees, including, without limitation, clearing a trade forwarded to us by you on behalf of a customer shall constitute acceptance of any such customer or Account until we have been furnished with such Account documentation and until the Account has been accepted as required by Rules 405 and 721 and our internal procedures.
USC's right to refuse to accept or to reject Accounts shall be a continuing one and is not restricted by the passage of time. Reasons for rejecting or expelling Accounts shall include, but not be limited to, any evidence of illegal

                                       3                   Rev. 7/19/99 - EA
activity, stock or price manipulation, a history implying credit unworthiness, reneges on transactions, being the subject of securities investigations, violations or convictions, improper margin or securities concentration
(on margin) or any other reason which is deemed sufficient or necessary by us for USC's own protection.
     We, pursuant to, and in accordance with, the NYSE and NASD rules regarding clearing relationships, will promptly forward any written customer complaints which we receive regarding your firm or any associated persons of your firm to you and your Designated Examining Authority ("DEA") and/or the appropriate regulatory agency or authority. You agree to advise us in writing of the identity of your DEA and hereby specifically authorize us to file any complaints. Additionally, once we have received the complaint you authorize us to notify the customer in writing that we have received the complaint. This written notification to the customer will also be forwarded to you and to your DEA (or, if none, to the appropriate regulatory agency or authority).

2.     SEC's Financial Responsibili!y Considerations

     In accordance with the SEC Net Capital Rule (Rule 15c3-1) and for the purposes of the Securities Investor Protection Act and the SEC's financial responsibility rules, the introducing fin-n's customers (your customers) are treated as customers of the clearing firm (USC) and not of the introducing firm.
     Account statements of activity for your introduced Accounts are issued and forwarded directly by USC.
     Your introduced clients are notified, in language contained on their account statements, that USC provides for the safeguarding of funds and securities while in the possession of USC. In addition, they are informed that their inquiries regarding positions and balances, on their account statements, may be addressed to USC with a telephone number provided, to the attention of the Client Services Department.
     This Section of the Agreement is in conformity with the SEC No-Action Letter, dated November 3, 1998 ("No-Action Letter") relating to the capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit Introducing Broker to use PAIB assets in its net capital computations. Introducing Broker shall identify to Clearing Broker in writing all accounts that are, or from time to time may be, proprietary accounts of Introducing Broker. Clearing Broker shall perform a computation for PAIB assets ("PAIB Reserve Computation") of Introducing Broker in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") with the following modifications:

a.) Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

b.) Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and

                                       4                    Rev. 7/19/99 - EA

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c.)  Neither Note E(l) to Rule 15c3-3a nor NYSE Interpretation /04 to
     Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.

     The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.
     Clearing Broker shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.
     If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.
     Within two business days of entering into this PAIB Agreement, Introducing Broker shall notify its designated examining authority in writing (with copy to Clearing Broker) that it has entered into this PAIB Agreement.
     Commissions receivable and other receivables of Introducing Broker from Clearing Broker (excluding clearing deposits) that are otherwise allowable assets under the net capital rule may not be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of Introducing Broker and as payables on the books of Clearing Broker.
     If Introducing Broker is a guaranteed subsidiary of Clearing Broker or if Introducing Broker guarantees Clearing Broker (i.e., guarantees all liabilities and obligations) then the proprietary account of Introducing Broker shall be excluded from the PAIB Reserve Computation.
     Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Clearing Broker shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, Clearing Broker shall provide written notification within 5 business days of the date of discovery to Introducing Brokers that PAIB assets held by Clearing Broker shall not be deemed allowable assets for net capital purposes. The notification shall also state that if Introducing Broker wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which Introducing Broker must transfer its PAIB assets to another clearing broker, the Introducing Broker may choose to keep its assets at Clearing Broker.
     The parties shall adhere to the terms of the No-Action Letter, including the Interpretations set forth therein, in all respects.


                                       5                    Rev. 7/19/99 - EA

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3. Execution of Orders, Settlement

     In the event you execute your own orders and give USC's name to the other broker for clearance and settlement, you agree that you will only execute bona fide orders or request free delivery of cash or securities where you have reasonable grounds to believe that the Account and the other broker have the financial capability to complete the transaction. USC reserves the right at any time to place a limit (of either dollars or number of securities) on the size of transactions that USC in these circumstances will accept for clearance. If, after you have received notice of such limitation, you execute an order in excess of the limit established by USC, USC shall have the right to notify the other party and other broker that it will not accept the transaction for clearance and settlement.
     In the event any claim is asserted against USC by the other broker because of such action by USC, you agree to indemnify and hold USC harmless from any loss, liability, damage, cost or expense (including but not limited to fees and expenses of legal counsel) arising directly or indirectly therefrom.
     In the event you execute orders away from USC, USC will on a best efforts basis attempt to clear the transaction within a reasonable period and utilize the same procedures it utilizes when clearing transactions on behalf of other firms clearing through USC. If either you or the other broker for any reason whatsoever fall to settle the transaction, you will be solely liable to USC for any and all loss, including expenses caused thereby and USC shall have no liability to you whatsoever in any such circumstance. You further agree to take all appropriate capital charges on your books arising out of or incurred in connection with your executing orders away from USC.
     You agree to place exclusively with or through USC for execution all orders to buy or sell options for your own accounts or the accounts of all introduced customers. Your execution of any such orders away from USC, with or without USC's prior or subsequent knowledge, shall not constitute or be deemed to constitute a waiver on the part of USC of any of its rights and your obligation as stated immediately above unless such waiver is in writing and signed by an authorized officer of USC. In addition, if AFA requests USC to execute any other transactions pursuant to this Agreement, AFA agrees to follow the procedures outlined below.
     Upon receiving a buy or sell order for an Account from a customer, your personnel will transmit the details of such order electronically to us using procedures and formats with which we will supply you. We will endeavor to reasonably comply with the customer order and execute the transaction.
If no instructions are given, we will use our best efforts to obtain
"best execution." For orders involving over-the-counter securities we will assume the risk for the dealers with whom we execute transactions.
Upon our receipt of notification of the execution of the customer order we will confirm the relevant details of such execution to your representative and will generate for you electronically confirmations of the transaction.
We, or you as our agent, will print such confirmation on a form approved by us and send it to the customer. USC shall not be liable for loss caused directly or indirectly by the cessation, delay, malfunction or interruption in telecommunications systems, order transmission facilities or of any electronic, automated or computer assisted equipment. In addition, USC shall not be responsible for the failures or mistakes of operators of such equipment who are not our employees. We shall not be liable for loss resulting from the interruption of services


                                       6                    Rev. 7/19/99 - EA

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caused by governmental rulings, regulatory restrictions, suspensions of trading or interferences which are beyond our control.
     In the event that on settlement date of any customer transaction involving a sale, the relevant securities have not been received by us, we will take such actions as are necessary and in conformity with securities industry practices to fulfill our obligations to the brokers and dealers involved in such transactions. Errors in execution of orders will be corrected by us as soon as practicable after we are notified by you or such errors are discovered by our employees. In the case of purchases or sales of securities in an Account, you will be financially liable for such transactions until the client has satisfactorily made settlement with the necessary cleared funds and/or securities.
     USC will be responsible for the hypothecation, lending and borrowing of securities and, in keeping with Rule 440c of the NYSE, you agree not to enter any orders to sell short on behalf of your customers or yourselves, until you have obtained specific prior approval from the USC Stock Loan Department that the relevant stock, or other securities, can be borrowed in order to complete the transaction. All orders to sell short must be so designated at the time the order is placed. In addition, you also agree that on all of your trading and other firm proprietary Accounts payment will be made in full by settlement date. You agree to assume sole responsibility for any loss incurred in transactions with firms with which you deal on a principal basis giving up USC for clearance.
     Notwithstanding anything in this Agreement to the contrary, we may refuse on prompt notice to you to accept any Account or to effect any transaction which, in our sole discretion, we believe will be contrary to our obligations under Law or regulations thereunder, or as a member of the NYSE or any other exchange of which we are a member.

4. Responsibilily for Customers

     You shall be responsible to ensure that all securities sold by customers will be delivered to us by settlement date in compliance with SEC and industry regulations and that cash amounts payable by customers will be paid by such customers by settlement date. You shall arrange for timely settlement of "delivery versus payment" transactions in accordance with Rule 387 of the NYSE or such other rules and procedures as may be directed by the NYSE and American Stock Exchange ("AMEX").
     We reserve the right to give prior oral or written notice to you or to any customer for whom we have established an Account of failure to make timely settlement and our intentions to take remedial action. In the event of such notice, you will cooperate with us in taking such steps as may be appropriate to ensure that such customer fulfills his obligations.
     In all Accounts, including Margin Accounts, you shall be responsible for customer transactions and maintenance margin calls until actual and complete payment and settlement have been received by us, and in the case of checks representing such payments received by us, you shall be responsible until the funds received have actually been credited to us by our bank.
We agree to use diligence in depositing such checks promptly.
     Without limitation you, as the introducing firm, agree to assume any and all liabilities and losses incurred in connection with any check-writing privilege and/or credit or debit card services extended by a service provider to your introduced Accounts and customers through USC. Such liabilities include, but are not limited to, losses and claims

                                       7                    Rev. 7/19/99 - EA
resulting from loss, theft, fraud, overdrafts, unauthorized withdrawals or charges and misappropriations.

5. Options Policy

     At USC it is the policy that no uncovered ("naked") index options orders are to be entered on behalf of any client or correspondent. In addition, all option orders are required to be designated as opening or closing, whichever term applies. Correspondents are responsible for ensuring compliance with this policy and will be liable for the consequences of any violations, including, but not limited to, any damages caused. USC may terminate this Agreement in the event that you fall to comply with this policy.

6. Participation in Underwritings / Special Requirements

     You agree to the following procedures which must be complied with in order to participate in Initial Public Offerings (IPO's):

a) Approval must be granted in advance of any participation in an underwriting where involvement is either as a Manager, Co - Manager, part of the Selling Group or simply participating in selling the securities in the initial distribution.
b.)  At the very earliest, a preliminary prospectus ("Red Herring") must be forwarded to USC's Director of Operations together with details concerning the size of your commitment, expected price and the names of all brokerage firms which are known to be participants. c.) In order to participate and takedown shares in an underwriting, you as the Correspondent must have at least $250,000 in net capital. Your Good Faith Deposit must be increased so that it will represent no less than 30% of your commitment (take-down).
d.)   You must indicate whether or not you intend to be a market maker in the secondary market with respect to the securities which are part of the public distribution.
e.)   You are not to proceed with your IPO participation unless and until the Director of Operations of USC has specifically granted his approval and indicated the size of the commitment granted. Such approvals must be received either by fax or wire and they are to be retained as part of your records.

     Any requests for exceptions to the above, must be submitted in writing with all pertinent details included to USC's Chief Financial Officer.

7. Commissions

     For each securities purchase or sale initiated by a customer and transmitted to us for execution and clearing, the confirmation information generated by us as contemplated by "Section 3" hereof will contain a commission charge in accordance with the schedule you have instructed us to use. You may from time to time request changes in the commissions to be charged and we will make such changes within 45 days, provided that we shall not be required to make any change that is not compatible with our computer system. On the settlement date for any securities transaction, the commissions payable by the customer will

                                       8                    Rev. 7/19/99 - EA
be paid to us. We will hold all commissions until the month-end settlement between us as contemplated by "Section 10" hereof.

8. Custodial Services

     We shall have custody of all securities in the Accounts and shall cause such securities to be registered in our name or the name of our nominee or the names of nominees of any depositories used by us. However, we will not be responsible for any cash or securities delivered by any customer to you, your employees or agents until such cash or securities are physically (or electronically) delivered to us. Upon proper instructions from you we will receive in securities free from other brokers and entities for Accounts or make deliveries, unless we have determined that to comply with such instructions will cause us financial harm, in which case we reserve the right to be selective in following such instructions.
     Consistent with practices generally used in the securities industry, we will maintain accurate stock records and other records, and diligently perform all services required in connection with acting as custodian for securities in the Accounts of customers including the following:
(a) collection of dividends and interest; (b) transmittal of proxy materials and other shareholder communications and voting upon the instructions of customer; (c) transmittal and handling of tenders or exchanges pursuant to tender offers and exchange offers; and, (d) handling of exercises or expirations of rights and warrants and of redemptions. You and we shall each be responsible for preparing and filing the reports required by the governmental and self regulatory authorities which have respective jurisdiction over us and each of us will provide the other with such information as may be required for preparation of such reports. Upon receipt of proper instructions from a customer through you, we will make such transfers of securities or of Accounts as may be reasonably requested.
     You will be responsible for acting diligently in ensuring that unregistered, restricted and control securities, owned or introduced by your clients or yourselves, will be sold only pursuant to the applicable securities regulations and in accordance with the rules set forth by the SEC regarding such securities. You shall be responsible for obtaining all the necessary forms and documentation required and associated with the proper sale and clearance of unregistered, restricted and control securities and, to see to it that the proper regulatory filings have been accomplished. You will be liable for any resultant loss which may occur, which is not satisfied by your client, and which involves corrective action which we deem necessary in order to correct any improper sale of such securities. We are not required to make payments on sales of such securities until the certificates have been transferred into good deliverable form. You are obliged to inform us of the existence of any unregistered, restricted or control stock before such securities are introduced in any Account of yours or your customers.

9. Customer Statements

     We will generate on our equipment and provide to each customer for whom we have established an Account a statement of his/her Account to comply with the rules of the NYSE and the other regulatory agencies which govern us. We will also provide to each customer who has an Account with us such statement of financial condition and other notices or information as we shall be required by law to provide to our customers. We will be

                                       9                    Rev. 7/19/99 - EA
responsible for preparing and providing to each Account the information necessary for Form 1099 of the Internal Revenue Service.

10.  Fees and Compensation

     All commissions collected by us in regard to Accounts of customers shall be payable to you net of the fees payable to us, as set forth herein, after taking into consideration any outstanding obligations due USC, as defined in this Agreement.

     a) Clearing Fees: For each securities transaction in an Account we will charge you on a per ticket basis" based upon an actual number of tickets per trading day for all customers. For the purposes of this Agreement a "ticket" shall mean an order which results in a confirmation to such customer or Account. At the end of each month we will compute the actual number of tickets per trading day for such month and charge you according to the following schedule:

Equity Transactions: (Clearing and Execution)

     Listed Securities:     (Price per ticket up to 1,999 shares, thereafter
                            plus Pass along floor brokerage.)

          Average # of Trades Daily               Price per Ticket

                 0 - 150                          $16.50 per ticket
                 151 - 200                        $16.00 per ticket
                 201 -above                       $15.00 per ticket

     OTC Transactions

          Average # of Trades Daily               Price per Ticket

                 0 - 150                         $16.50 per ticket
                 151 - 200                       $16.00 per ticket
                 201 -above                      $15.00 per ticket

     Fixed Income:                               Price per Ticket
          Muni Bonds                             $25.00
          Government Bonds                       $25.00
          Corp Bonds                             $25.00

     Principal Trades:                           $6.00 per ticket

     Average Price Trades                        $3.50 per ticket


                                       10                   Rev. 7/19/99 - EA

     Mutual Funds: (Clearing and Execution)
                                                 Per ticket
     Fund/SERV Eligible     0-25 trades per day     $22.50
                           26-50 "                  $20.00
                           50-75 "                  $18.00

     (above 75 Fund/SERV trades per day, USC agrees to review rates)

     Non Fund/SERV Eligible       $35.00
     NTF (No Transaction Fee)     no charge
     PIPS / SWAPS                 $5.00

Options:     $11.50 per ticket, plus execution schedule below.

                    Premium                     Per Contract
                    Under $ 1.00                 $0.75
                    $1.00 and Above              $1.25

     b) Trade Cancellations and Rebills. We will charge $5.00 for each trade confirmation generated from cancellations and rebills when the total number of cancellations accumulates and reaches 5% of your total volume of trades within a given monthly period. AFA will only be charged for the trades that exceed the 5% level.
     c) Partial Deliveries. Charges associated with interest expense on unmatched or partial deliveries vs. payment are passed along to you.
     d) This Agreement shall also cover all of the addenda referred to in Exhibit "A".
     e) Accounting: Within 10 days after the end of each month we will deliver to you a written statement of the amount of commissions earned and the aggregate amount of our clearing fees. Simultaneously with delivering such statement we will pay you any net amount owing to you. If, with respect to any such statement, any amounts are disputed, all undisputed amounts will be paid as prescribed above and disputed amounts will be set aside for resolution by research or negotiations between us.

11. Order Flow Disclosure and Payments

     Any payment for order flow contemplated by this Agreement will only be made if permissible under the rules and regulations of the Securities and Exchange Commission, the Federal Reserve Board, the self-regulatory organizations that regulate USC and the laws of the various states that regulate any of the activities of USC. In the event that industry practices result in a reduction or elimination of payment for order flow, USC reserves the right, in its sole discretion, to reduce or eliminate any payment provided for hereunder.
     In order to facilitate and increase your ability to comply with SEC Rules 1Ob-1O and 11Ac1-3, USC will be offering two versions of the order flow disclosure currently being used in the confirmations, the Rule 382 letter and the annual order flow disclosure. One version applies to those firms who either share in order flow payments received by USC or directly receive order flow payments. The other applies to those firms who neither share in order flow payments received by USC nor directly receive order flow payments.



                                       11                   Rev. 7/19/99 - EA

     Please be advised that it is your sole responsibility to notify USC immediately upon a change in your participation in order flow payments so that the specific disclosure used will accurately reflect such participation.

12. Allocation of Responsibilily

     Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between customers or us and you, your agents, or your employees, which shall arise out of the acts or omissions of you, your agents or employees, shall be your responsibility and liability and shall be adjusted accordingly. We will be responsible for the acts of our employees and we will take such reasonable actions as may be necessary or appropriate and consistent with sound business practices of the securities industry to correct or adjust errors, misunderstandings or controversies arising out of the acts or omissions of our employees, providing that your client has not been unduly enriched, in which case you will be responsible for making every reasonable effort to resolve the problem.
     In the event USC permits you to issue negotiable instruments directly to your customers on an account and using instruments for which USC is the maker or drawer, you agree to establish, and maintain and enforce, supervisory procedures with respect to the issuance of such instruments that are satisfactory to USC.

13. Confidentiality

     Correspondent acknowledges that USC considers the terms of this Agreement to be proprietary and that disclosure of the terms of this Agreement (including exhibits hereto) to third parties may have adverse consequences to USC, and Correspondent agrees that it will not disclose any of the terms of this Agreement (including the exhibits hereto) to any third party other than (a) its legal counsel or auditors (in each case who agree to maintain the confidential nature hereof) or (b) any governmental or quasi-govemmental authority, including without limitation the NASD (but only as and to the extent required by such authority). Correspondent further acknowledges that any breach or threatened breach of this Section by Correspondent will cause irreparable and continuing injury to USC for which monetary relief alone would be inadequate and, accordingly, Correspondent agrees that in addition to and not in lieu of any other rights and remedies USC may have at law or in equity, USC shall be entitled to injunctive relief in the event of any breach or threatened breach of this Section 13 by Correspondent.

14. Indemnification

     You agree to indemnify and hold harmless USC, its officers, employees, agents and corporate affiliates, from and against all claims, demands, liabilities, losses, expenses and costs (including legal fees and expenses, arbitration costs and awards relating to USC's defense of any such claims) arising from any allegations of any fraudulent, illegal or wrongful actions of your officers, employees, agents or customers. Without in anyway limiting the foregoing, this indemnity clause shall apply to the sale of stolen or misappropriated securities, unregistered, restricted or control stock (which were sold in violation of the securities laws

                                       12                   Rev. 7/19/99 - EA
and regulations), transactions involving the illegal use of inside information and to all transactions requiring corrective action, or involving the need to make offers of rescission. You will indemnify and hold us harmless against any losses brought about by the default in payment of funds by or delivery of securities to you or us from any customer for any Account and will pay all costs or expenses, including reasonable attorney's fees, suffered or incurred by us directly or indirectly in our efforts to collect any such funds or securities due us. You shall be responsible and agree to indemnify USC for any loss or expense including interest incurred by USC due to the failure of any of your customers or Accounts to: pay for securities purchased; promptly deliver securities sold; deposit sufficient margin at any time that same is requested or to remit dividends, stock splits, rights, over-deliveries of securities, excessive disbursements of funds, or any other valid charges imposed on the Account by USC.
     You will also indemnify and hold us harmless against all losses, costs or expenses, including reasonable attorney's fees, suffered or incurred by us directly or indirectly as a result of any allegations claiming the exercise by you, your agents or your employees, of any discretionary authority (either authorized or unauthorized) over an Account.
     Without limitation you agree to indemnify USC and hold it harmless from any and all claims, causes of action, suits, judgments, expenses, damages and liabilities, including, but not limited to reasonable attomey's fees, court costs and disbursements that may arise as a result of the acts and omissions of your employees, agents and customers in connection with USC making available to you, or your customers, check-writing privileges and/or credit or debit card services.
     You shall be responsible for establishing proper ownership of ftinds and securities introduced to customer Accounts and for our guarantee of signatures of customers, except in those instances where we or our employees have been negligent in the guarantee of signatures. You shall accept the responsibility for responding to customer complaints and you shall promptly give us written notice of any threat of action or commencement of litigation against you involving an Account.
     We will indemnify and hold you harmless against all losses, costs or expenses, including reasonable attorneys fees, suffered or incurred by you directly or indirectly as a result of our negligence in failing to perform our execution or clearing obligations or our duties as custodian, as contemplated by this Agreement.
     If an error, misunderstanding, controversy or failure shall result in the bringing of an action or proceeding against us or you, as the case may be, by a customer or third party, for which we or you shall claim indemnification hereunder, the indemnified party shall notify the other and, if requested, at its own cost and expense the indemnifying party will defend any such action or proceeding. No indemnified party shall be entitled to settle any such action or proceeding without the prior notification of the party against whom indemnification is to be sought. Nothing in this Section shall be construed to preclude you from making any claim against us which you may have, or us from making any claim against you which we may have, arising out of a failure to perform obligations under this Agreement. Neither we nor you shall be precluded from claiming or commencing an action for contribution to any amounts you or we may be required to pay to a customer or a third party.


                                       13                   Rev. 7/19/99 - EA

15. Margin Accounts

     In all Accounts which are margin accounts you shall be responsible for your clients satisfying the initial margin requirements for each transaction until such initial margin has been received by us in acceptable form and for satisfying all maintenance margin calls as required by USC.
You will be responsible for customers paying off any deficiencies in all Accounts, which are unsecured or inadequately margined, and for securing customer payment of debits resulting from customer defaults. We shall be responsible for determining, in compliance with Regulation T of the Federal Reserve Board of Governors and the rules of the applicable self-regulatory organizations, what is adequate and proper margin maintenance in any Account which is a margin account, including, in our sole discretion, any application for an extension of time for any Account to make any payment required by Regulation T. It is understood that Accounts shall be required to maintain a minimum margin maintenance percentage that may be changed from time to time in accordance with market conditions. You shall endeavor to notify your customers immediately and promptly provide us with adequate protection either in cash or securities. In the event that satisfactory margin is not provided within the time specified by us, we shall be at liberty to take such action as we may in our judgment deem best.
     We reserve the right to refuse any transaction in any Account which is a margin account after the initial transaction when in our opinion the past history of such Account will not justify the risk of executing such new transactions before the actual receipt of the necessary margin. If at any time an officer, manager, or employee of your firm requests that we refrain from contemplated actions such as "sell-outs", "buy-ins" or the sending of margin notices, and USC complies with such request either in full or in part, you agree to indemnify USC for any loss including interest and reasonable attomey's fees which may occur as a result of our complying with this request.
     Notwithstanding the foregoing, if through the action of the SEC, a court of competent jurisdiction, or other regulatory body, trading is halted in securities held by Accounts introduced by you the loss suffered as a result shall be borne by the customer and you shall guarantee the collection of any resultant margin or cash Account deficiency.
     At USC it is the policy that no naked index options orders are to be entered on behalf of any client or correspondent. In addition, all option orders are required to be designated opening or closing, whichever term applies. Correspondents are responsible for ensuring compliance with this policy and will be liable for the consequences of any violations, which may include termination of our clearing agreement.

16. Interest Profit and Charges

     Interest profit earned on debit balances in Accounts will be proprietary to and fully retained by USC, except as modified in Exhibit A hereto.
You may be charged interest at the call rate on any securities delivered to and paid for by USC which must be redelivered by draft, require transfer, have improper instructions or which for any reason require USC to carry such securities for more than one day. In addition, you will pay the interest charges on regular loans in connection with any underwriting in which you participate as manager or syndicate member. Interest charges may, at our option, be imposed in cash Accounts, in

                                       14                   Rev. 7/19/99 - EA
situations where a debit balance has been incurred or increased as a result of deposited checks which have been returned for non-sufficient funds or otherwise have not been collected upon, or where overpayments have occurred as a result of your actions or those of your employees. Interest will be charged to you for debit balances in your trading and other proprietary Accounts at the lowest rate that USC then currently charges to customer margin Accounts. In addition, USC will have the right to charge you for the aggregate cash account debits outstanding, beyond settlement dates, in your customer Accounts, at the lowest rate of interest then currently charged customer margin Accounts.

17. Capital and Good Standing

     USC and you hereby warrant that as of the date of this Agreement and until any termination thereof their net capital shall at all times exceed the requirements of Rule ]5c3-1 under the Securities Exchange Act of 1934 and the applicable requirements of the NYSE and the SEC.
     You hereby agree to provide us with a statement of your financial condition as of a date within 30 days prior to this Agreement and copies of such additional financial statements as are to be filed with regulatory bodies at the time of this Agreement. In addition, copies of additional financial statements (such as FOCUS reports etc.) as are to be filed with regulatory bodies shall be presented to USC on a regular basis shortly after such regulatory filing is completed. Upon our request at anytime, you agree to promptly provide USC with a copy of your most recent Broker-Dealer registration, including all accompanying schedules, as required to be filed by law.

18. Proprieta!:y Information

     All names and addresses of customers and customer lists shall be treated as proprietary to and owned by you. Except as specified in this Section
(or permissible elsewhere in the Agreement) we will not use any information relating to your customers or the Accounts to make a solicitation. Customer information will be disclosed to the proper authorities or third parties if we are required by law or by a regulatory agency to which we are subject to make such disclosure. You will not knowingly undertake any sales, advertising, marketing, or solicitation effort which identifies, makes references to or targets any of the subsidiaries or affiliates of USC or Fleet Securities, Inc. including, without limiting the generality of the foregoing, the divisions of Fleet Securities, Inc., as well as Quick
& Reilly, Inc., SureTrade, Inc., and Fleet Financial Group or any of its subsidiaries and affiliates, without our express written consent.
     Any specific remedies provided for in this Agreement that permit us to exercise various rights, powers, remedies or privileges contained herein or, that may exist under federal or state statute or law, shall not be construed as a waiver or limitation of such rights, powers, or remedies.


                                       15                   Rev. 7/19/99 - EA

19. Liabilitv

     We shall have no liability to you arising out of this Agreement or otherwise except for:
(a) breach of the express terms of this Agreement, (b) acts by our employees or officers that are grossly negligent, dishonest, fraudulent or involve a criminal act or, (c) violations of applicable law by us. USC shall have no liability to any of your customers for any loss suffered by any customer unless such loss was solely caused by gross negligence or fraud on the part of USC.

20. Securi!y Interest and Set-Off

     Correspondent grants to USC a first lien and security interest on any and all money and securities of correspondent held by USC. USC may liquidate any securities held without notice to Correspondent but will use its "best efforts" to notify and consult with Correspondent. USC shall have the unlimited right to set-off any amounts owed to it by Correspondent from the Commissions Payable Account and/or any other money or securities of Correspondent in USC's possession.

21. Term and Termination

     (a) Term. The term of this Agreement shall commence on the date on which this Agreement has been executed by both parties. The term of this Agreement will expire on the last day of the 36th full calendar month after such execution and, unless terminated in accordance with paragraph 21 (b), will continue after such initial term for additional successive twelve
(12) month terms. Notwithstanding the foregoing, this Agreement is subject to earlier termination by USC as provided in paragraphs 21(c) and (d).

     (b) Termination upon expiration. Either party may terminate this Agreement, effective at the end of the initial term or any subsequent twelve (12) month term by providing to the other party written notice that it will not renew this Agreement. Such notice will not be effective unless it is delivered at least three (3) months prior to the end of the then current term.

     (c) Termination by USC. USC may immediately terminate this Agreement upon written notice if you (the introducing firm) have:

          1) Committed a material breach of any provision of the Agreement;
           or

          2) Embarked on a course of action which USC's management reasonably believes is contrary to the rules and/or regulations of any regulatory agency and/or governing body; or

          3) Net capital below the requirements of the Securities Exchange Act of 1934, as amended, Rule 15c3-1 thereunder, as amended (or any successor to


                                       16                   Rev. 7/19/99 - EA
           such Rule), or the net capital requirements established by USC as stipulated in this Agreement, whichever is higher; or

          4) Made any representation and/or warranty in connection with this Agreement that was, at the time made, untrue or later becomes untrue; or

          5) Made representations as to the nature of your business; its control, ownership or affiliations which were, at the time made, untrue or later become untrue as a result of changes, additions, or alterations which were not approved in writing by USC; or

          6) Failed to promptly respond to cash or margin calls in your proprietary account(s) with the necessary cash deposits and/or securities, as requested by USC; or

          7) Effected transactions which your clients failed to promptly settle, or refused to promptly settle based upon the allegation that such transactions were unauthorized; or

          8) Failed to maintain the required security deposit in your proprietary account(s) as stipulated in Exhibit A of this Agreement. This security deposit shall be maintained above and apart from the amounts requested from you by USC for the settlement and maintenance of your trading and proprietary account(s) and for any unsecured customer debits charged against you in accordance with your liability under this Agreement; or

          9) Been enjoined, prohibited, censured, suspended or otherwise disciplined as a result of an administrative proceeding or other action of the SEC, a court of law, a state regulatory authority, or any selfregulatory organization of which you are a member, if such proceeding/action shall curtail all or a portion of your business activity.

     In addition, USC, at its discretion, may terminate this Agreement upon 30 days prior written notice to you (the introducing firm) in the event that any of your or your affiliates' directors or executive officers (or any other person acting in a similar capacity), general securities principals, financial principals or operations principals is enjoined, prohibited, disciplined or suspended as a result of administrative or 'udicial proceedings from engaging in all or any portion of the securities business.
     In the event this Agreement is not approved by The New York Stock Exchange, Inc., the National Association of Securities Dealers, Inc. or any other required regulatory


                                       17                   Rev. 7/19/99 - EA
organization/agency, USC has the right to terminate this Agreement upon written not' you.
     Moreover, USC may terminate this Agreement upon written notice to you if USC determines, in its sole discretion, that you are incapable or unwilling to fulfill your financial or contractual obligations under the terms of this Agreement.

     (d) Termination Upon Sale. You will give USC at least 15 business days prior written notice of any proposed sale or transfer (in whole or in part) of your securities business, your customers' Accounts and/or your broker-dealer's license (regardless of whether such sale or transfer occurs directly or indirectly by a merger, sale, transfer or other transaction involving you or any entity that controls you). Such notice shall be accompanied by reasonably detailed information regarding the financial position, management and ownership of the successor to such business.
It shall be a condition to the consummation of any such proposed sale or transfer that this Agreement remain or become a binding obligation of such successor, enforceable against it as if it were itself the original signatory hereto. At any time during the 60 day period after consummation of such sale or transfer, USC may terminate this Agreement by delivery of notice to that effect, which notice shall fix a termination date not less than 20 nor more than 60 days after the date thereof In the event
USC delivers such notice, you (and/or such successor) shall pay to USC at the time of such termination an amount equal to (i) the average monthly charges of USC hereunder during the 12 month period (or lesser period this Agreement has been in effect) preceding such sale or transfer (ii) multiplied by the lesser of (x) 12 or (y) the number of months left in the term of this Agreement as if early termination were not elected by USC.
     (e) Termination of this Agreement, however caused, shall not release either you or ourselves from liability or responsibility with respect to the transactions effected and the Accounts established prior to the date of termination.

     Upon termination of this Agreement, we will endeavor to transfer all Accounts of your customers to you or your designee, providing that your customers do not object and any problems in such Accounts are resolved to our satisfaction. Upon termination of this Agreement, you will be responsible for promptly notifying your customers that USC will no longer be providing you and your clients with its clearance, execution and/or custodial services, and that arrangements must be made for the expeditious transfer of Accounts to a successor clearing broker, and you shall make a diligent effort to determine that such transfers are not contrary to your customers' wishes. USC shall have the right, although not the obligation, to inform your customers directly of the termination of this Agreement and the need for them to decide upon a successor carrying and clearing broker.
     In the event of termination of this Agreement upon expiration of the term or upon earlier termination by either party, you agree to pay to USC any reasonable conversion and/or termination charges established or incurred by USC in connection with the transfer of Accounts and the cessation of the clearing arrangement with USC.


                                       18                   Rev. 7/19/99 - EA

22.     Provisions Relating to Electronic Services

In addition to the charges and responsibilities set forth elsewhere in this Clearing Agreement, the Introducing Firm (also referred to herein as "You"), in order to induce USC to offer any of its Electronic Services (defined below) to customers of Introducing Firm (a "Customer" or "Customers"), agrees to the provisions set forth below:

     (a) Electronic Services Defined. For purposes of this Agreement, you acknowledge that USC's Electronic Services will be defined as any interactive product or service offered by USC and/or any third party vendor of USC which allows your Customer(s) to communicate with you or an authorized third party service provider; to obtain information or quotations from you or an authorized third party service provider; or to enter into brokerage transactions with you through the use of electronic data communications.
This includes, but is not limited to, electronic data communications transmitted by your Customer(s) through the use of personal, home or business computers connected by modem or other device to an authorized telecommunications network designated by you, subject to our approval and the use of automated touch-tone telephone services through which your Customer(s) can obtain account information, quotations and enter brokerage transactions. USC's Electronic Services include, but are not limited to, Market Touch, Market Touch Plus, Market Touch Web and the services of any third party information providers offered in conjunction with USC's Electronic Services. You acknowledge that USC may modify (including changes to the pricing schedule), add to, re-name or discontinue the Electronic Services offered pursuant to this Agreement at any time. You also acknowledge that this Agreement applies to the Electronic Services as modified, added to or re-named, in addition to those Electronic Services currently offered.

     (b) New Account Review. Introducing Firm agrees to have the appropriate supervisory personnel review the new account information transmitted from the prospective Customer(s) on-line to your Broker Access Terminal and either approve or reject each new account.

     (c) "Review and Release". Introducing Firm agrees to "Review and Release" all orders entered through any of USC's Electronic Services using the ADP Advanced Order Management System ("AOM"). You agree to maintain a computer terminal and printer dedicated exclusively to AOM Review and Release.

     (d) Compliance With Securities Rules and Regulations. Introducing Firm agrees to take sole responsibility to comply with the rules and regulations of SEC, NASD and/or other exchanges or regulatory bodies having jurisdiction over you regarding electronic communications, including, but not limited to, E-mall archiving.
     (e) Resource Support. Introducing Firm agrees to supply ongoing customer service support and marketing support for USC's Electronic Services and to provide resources to USC for the development and testing of Market Touch Web.

                                       19                   Rev. 7/19/99 - EA

     (f) Termination By USC. USC hereby reserves the right to terminate any or all of the provisions of this Paragraph 22 immediately upon the termination of USC's Agreement with any third party vendors involved in the provision of USC's Electronic Services. In addition, USC reserves the right to terminate any or all provisions of this Paragraph 22 upon 30 days written notice upon the occurrence of any of the following events:
(i) the failure of the Introducing Firm to comply with any of the provisions of this Paragraph 22 or (ii) the occurrence of any event that, in the good faith opinion of USC, would materially impair USC's participation in Electronic Services. Furthermore, USC may terminate any or all provisions of this Paragraph 22 at will upon ninety (90) days written notice to Introducing Firm. Termination of the provisions of this Paragraph 22 shall not terminate any other provision contained in the Clearing Agreement.

     (g) Termination By Introduciny, Firm. Introducing Fin-n hereby reserves the right to terminate this Paragraph 22 in its entirety upon thirty (30) days written notice to USC. Introducing Firm may NOT terminate only selected provisions of this Paragraph 22, but may elect to ten-ninate its use of a specific service (i.e. Market Touch Web). However, in the event that Introducing Firm terminates its use of Market Touch Web (or any intemet service offered through USC) less than ninety (90) days from the date of production, Introducing Firm will be required to pay to USC a penalty fee, as delineated in Exhibit B. Termination of this Paragraph 22 shall not terminate any other provision contained in the Clearing Agreement.


     (h) Pricing.  See attached Exhibit B. All charges are due within thirty
(30) days, including those collected by USC on behalf of third parties.

     (i) No Warranties/Limitations of Liability. YOU AGREE THAT THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO USC'S ELECTRONIC SERVICES OR THE SOFTWARE OR THE MARKET DATA PROVIDED, INCLUDING, BUT NOT LIMITED
TO, ANY IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE, MADE BY USC OR ITS LICENSORS OR INFORMATION PROVIDERS.

     (j) Advertising, Public Announcements. The Introducing Firm agrees NOT to use USC's name; the name of any divisions, affiliates, subsidiaries or parent companies of USC or Fleet Securities, Inc., including, but not limited to Quick & Reilly, Inc.; the name of any of USC's Electronic Services, including, but not limited to, Market Touch, Market Touch Plus, or Market Touch Web without the prior written permission of USC.

23.  No Solicitation of Employees

     For a period of one year after termination of this Agreement neither you nor we shall contact or solicit any of the other party's employees, including employees of any subsidiaries or affiliates, with a view to offering them employment without the prior written consent of you or us, as the case may be. This section shall not prohibit the employment by either you or us of individuals employed by the other party if those individuals contact you or us directly.


                                       20                   Rev. 7/19/99 - EA

24. Arbitration

     It is agreed and understood that any controversy arising between us in connection with this Agreement which cannot be adjusted to our mutual satisfaction shall be submitted to arbitration in the city of New York and shall be subject to settlement under the rules of the New York Stock Exchange, Inc. or in accordance with the arbitration procedures of the National Association of Securities Dealers, Inc.

25. Miscellaneous

     Any amendment to this Agreement shall be in writing and signed by the parties hereto. This Agreement shall be governed by and interpreted according to the laws of the State of New York.

     If any provision or condition of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or condition and all other provisions and conditions of this Agreement shall remain in full force and effect.

     This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

                                               Very truly yours,
                                               U.S. Clearing, a division of
                                               Fleet Securities, Inc.


                                               /s/Pascal J. Mercurio
                                               -----------------------------
                                               Pascal J. Mercurio
                                               Chairman and
                                               Chief Executive Officer
                                               Fleet Securities, Inc.
ACCEPTED AND AGREED TO:


By:  /s/Joseph Ricupero                  Date:  3/22/00
   -----------------------------               ----------------
     Joseph Ricupero
     President- CEO
     American First Associates Corp.



                                       21                   Rev. 7/19/99 - EA

                                                            Exhibit A

     1. Extensions:                    $5.00 per
     2. Sell Out/Buy In Telegrams:     $10.00 per, split 50/50 with AFA
     3. Excess SIPC Insurance:         Waived

Other Items

1. America First Associates Corp. (AFA) agrees to maintain a good faith deposit of $100,000.00. This deposit will be held at USC in either cash, Treasury Bills, or a Money Fund. Interest is proprietary to AFA. The amount of the Good Faith Deposit may be increased if you engage in market making activity and/or participate in IPO'S. (see Section 6.)

2. AFA agrees to maintain a Broker's Blanket Bond in the amount of $250,000 prior to starting business with USC.

3.   AFA agrees to maintain a minimum of $250,000.00 in Net Capital. (see
     Section 6.)

4. AFA agrees to use a communication system (at their expense) to transmit orders to USC electronically. All communication charges are subject to any AT&T or other telephone company increase and USC will pass along such increase.

5. Professional and Institutional size orders which may result in a Pass Along Floor Brokerage charge will be billed monthly on our regular Correspondent Settlement Sheet.

6.   Postage & Handling Fee: $10.00 per ticket, USC retains $1.00.

7. OTC Order Flow Rebate: For all OTC orders executed through USC, USC will rebate to AFA using the following spread based schedule for all eligible trades (no payment on Manning or price improvement orders):

          Market Orders:
          Spread greater than 1/16 - 1 1/2 cents per share
          Spread less than or equal to 1/16 but greater than 1/32 -3/4 cent per share
          Spread equal to 1/32 - 1/4 cent per share
          Spread less than 1/32 - 1/4% of principal (amt. not to exceed 1/4 cent per share)
          Less than $2.00 - no payment
          Limit Orders at half of the above Market Order Rates

8. Listed (Third Market) Securities: will be executed through the Chicago Stock Exchange ("CSE") or comparable regional exchange or third market-market maker, and carry an approximate rebate as follows:

                        Eligible Stocks and Rate Structure
     Tier I - All OEX Stocks $.0175/share (market and marketable limit on stocks priced >$2.00)
     Tier 2 - All S&P 500 - $.0125/share (market and marketable limit on stocks priced >$2.00)
     Tier 3 - All Other Stocks - $.Ol/share (market and marketable limit on stocks > $2.00

                                       22                   Rev. 7/19/99 - EA

9.   Interest Sharing:

     Margin Debits for participating Internet AFA clients (50,000 account range) AFA must finance its own debits with cash positions. USC will share the profits from the spread between matched debits and credits with AFA 50/50. USC will keep all excess profits. There will be no sweeps into the Money Fund. Cash position credits will be paid 3% below the Broker Call rate.

10. Money Fund Balances: A rebate of 30 Basis Points will be returned to AFA on balances in the Galaxy Money Market Funds.

11.  Other Charges:

          A.  Wire Transfer of Funds                 $15.00 charged to customer
          B.  Bounced Checks                         $15.00 "       "  "
          C.  Accommodation Transfers**              $15.00 "       "  "
          D.  Legal Transfers                        $15.00 "       "  "
          E.  ACAT out**                             $50.00 "       "  "
          F.  Reorganization activity Voluntary/
              Post Action**                          $25.00 "       "  "
          G.  Inactive Account Custody Fee**         $35.00 "       "  "
          H.  Postage & Handling (Internet Confirms) $.50   "       "  "
          I.  Safe Keeping                           Not available

**USC will split with AFA 50/50

                                       23                   Rev. 7/19/99 - EA

                                                            Exhibit B
Internet Pricingfor Electronic Trading

     Average # of trades per day     Ticket Charge
          0 - 250                        $7.50
          251-500                        $7.25
          500-1000                       $7.00

          (When AFA averages 1000 trades per day USC agrees to review the above Internet ticket charge scale.)

Internet trades must be held in street name, request for transfer and ship will carry a $15.00 per transaction fee.

Electronic Services Pricing

     Market Touch Web Products
                                 Start-up Cost   Hosting/Maintenance Fee
Market Touch Web Access Plus     $50,000           $54,000
Market Touch Web Custom(1)       $70,000           $96,000
Market Touch Web Custom Plus(1)  $70,000(2)        $144,000-$240,000(3)
(AFA currently has Market Touch Web Access Plus and has already paid their start up cost)
Custom Programming and Design     Cost is based on time and materials.

Market Touch
Start-up         $0
Telecom cost     $0.131 for the first minute per call.
                 $0.05 for each additional minute per call.


AOM Charges
All USC AOM charges for printer(s) and terininal(s) dedicated exclusively for use with the Market Touch products are being waived. However, correspondents will be responsible for all ADP and telecommunication charges related to AOM.

(1) Prices of Market Touch Web Custom and Market Touch Web Custom Plus do not include hardware costs.
(2) Price of Market Touch Web Custom Plus does not include any time and material charges for software customization.
(3) Hosting fees of Market Touch Web Custom Plus is dependent on the complexity of the software customization and number of servers of purchased.


                                       24                   Rev. 7/19/99 - EA
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